Calculation of Filing Fee Tables
F-1
SK hynix Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, par value Won 5,000 per share, represented by American depositary shares	457(a)	17,200,784	$ 1,697.17	$ 29,192,654,581.28	0.0001381	$ 4,031,505.60
Fees Previously Paid	2	Equity	Common shares, par value Won 5,000 per share, represented by American depositary shares	457(a)	589,216	$ 1,697.17	$ 999,999,718.72		$ 138,099.96
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,192,654,300.00		$ 4,169,605.56
			Total Fees Previously Paid:						$ 138,100.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,031,505.56
Offering Note
[1]	(a) American depositary shares, or ADSs, issuable upon deposit of the common shares registered hereby will be registered under a separate registration statement on Form F-6 (File No. 333-297185). Each ADS represents one-tenth of a common share. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of Won 2,602,500 per common share, which is the average of the high and low prices of the registrant's common shares on the KRX KOSPI Market of the Korea Exchange on June 29, 2026, and an exchange rate of Won 1,533.44 per US$1.00, the noon buying rate in effect on June 26, 2026 as quoted by the Federal Reserve Bank of New York in the United States, rounded up to the nearest cent.

[2]	(a) See note 1(a) above. (b) See note 1(b) above. (c) The Registrant previously paid a registration fee of $138,100.00 in connection with the initial filing of the Registration Statement on Form F-1 on June 24, 2026. This Maximum Aggregate Offering Price was originally registered under Rule 457(o) under the Securities Act and is now converted to Rule 457(a) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date